CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Questions and Answers” and “Operational/Administration Differences” in the Registration Statement on Form N-14 (the “Registration Statement”) for the T. Rowe Price U.S. High Yield Fund (one of the portfolios comprising T. Rowe Price High Yield Fund, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 20, 2017

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Introduction”, “Operational/Administration Differences”, and “Experts”, and to the use of our report dated September 23, 2016 on the July 31, 2016 financial statements of the Henderson High Yield Opportunities Fund, one of the series comprising the Henderson Global Funds, which is incorporated by reference in the Registration Statement (Form N-14 No. 333-216513) and related Combined Proxy Statement of Henderson High Yield Opportunities Fund and Prospectus of T. Rowe Price U.S. High Yield Fund, a series of T. Rowe Price High Yield Fund, Inc., to be filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933.

/s/Ernst & Young LLP

Chicago, Illinois
April 20, 2017